UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

B&D Food, Corp.
(Exact name of Registrant as specified in its Charter)

Delaware	000-21247	51-0373976
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Madison Avenue, Suite 1006, New York, New York	10022-2511
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 937-8456

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

February 13, 2008 B&D Food Corporation Inc. (“BDFC”) announced today that, effective February 12, 2008, Yaron Arbell resigned his position as Chief Executive Officer and Director of BDFC in order to pursue other opportunities. To replace Mr. Arbell, BDFC has commenced a search for an appropriate candidate. Until such a person is found, Daniel Ollech will fulfill the duties of chief executive officer, including certifying BDFC’s annual report on Form 10K-SB.

Daniel Ollech has served as the Chairman of the Board and President of BDFC since April 29, 2005. From April 29, 2005 until January 12, 2006, Mr. Daniel Ollech was also the company’s Chief Executive Officer, Treasurer and Secretary. From April 1, 2007, Daniel has served as BDFC’s Chief Financial Officer. From 2003 to the present, Daniel Ollech has served as a director of Livorno Investments S.A., an international holding company with holdings in various world trading companies in the areas of coffee, sugar and oil. Daniel Ollech has been an owner of FHS Eastco do Brasil Ltd., a company involved in the trade and industrialization of instant coffee since 1997. Since 2001, Daniel Ollech has also been a Director (which in Brazil equates to an executive officer) of UCS Group, a company which provides financing through factoring and securitizations. Prior to 2001, Daniel Ollech managed his own investment portfolio. Daniel Ollech graduated with a degree in marketing from Escola Superior de Marketing in 1980.

Daniel Ollech and Jacques Ollech, BDFC’s Executive Vice President and a director, are brothers.

Daniel Ollech owns one-third of Livorno Investments, Ltd. to whom BDFC issued a convertible note in the principal amount of $10,000,000. The note bears interest at a rate of 8% per annum and principal and interest can be converted at any time prior to July 8, 2008 into BDFC common stock at a conversion rate of $0.04 per share. On July 15, 2006, in connection with its corporate tax planning, BDFC signed a management service agreement with L.M.S Livorno Management Services Ltd. (“LMS”), a subsidiary company of Livorno, pursuant to which LMS will pay the annual salaries of the Company’s President, Vice President, CEO and CFO in consideration for management fees to be paid to LMS for the year 2006 in the amount of $650,000 and the year 2007 in the amount of $655,281.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

B&D Food Corporation

Dated: February 13, 2008	By:	/s/ Daniel Ollech
Name: Daniel Ollech
Title: President and Chairman of the Board